Exhibit 26 (n) (2)
                       Consent of Brian A. Giantonio, Esq.

May 1, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:    Phoenix Life and Annuity Variable Universal Life Account

       Phoenix Life and Annuity Company

       Post Effective Amendment No. 2 to Registration Statement filed on
       Form N-6

       File Nos. 333-119919 and 811-04721



To the Commission Staff:

       I hereby consent to the reference to my name under the caption "Experts" in the Prospectus or Statement of Additional Information, as applicable, contained in the above identified Post-Effective Amendment to the Registration Statement filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933.

Very truly yours,

/s/ Brian A. Giantonio
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Brian A. Giantonio, Vice President and Counsel
Phoenix Life Insurance Company